UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On October 20, 2010, the Company’s Compensation Committee gave final approval to the Bank of Marin 2010 Annual Individual Incentive Compensation Plan (the “Plan”).  The Plan is intended to document for 2010 and future years the various informal parameters that the Compensation Committee has been using to grant incentive cash bonuses to specific groups of employees.

The Plan design incorporates a tiered approach with annual incentive cash awards linked to the achievement of pre-defined performance goals. The Plan incorporates both a bankwide performance measure and individual performance measures weighted to reflect the responsibilities and position level of the participant. The range of award opportunities (as a percent of salary) vary by position and level, providing payouts for the achievement of minimum, target and maximum performance goals.

The Plan provides for five eligible employee groups, including executive officers.  The amount of awards to executive officers are dependent on their and the Company’s performance during 2010 and, therefore, can not be determined at this time.

A copy of the Plan is attached to this Report as an Exhibit.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

99.1	Bank of Marin 2010 Annual Individual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2010	BANK OF MARIN BANCORP

	by:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

99.1	Bank of Marin 2010 Annual Individual Incentive Compensation Plan	1-8